Exhibit 10.47

LeCroy Corporation

2008 Stock Incentive Plan

1.	Introduction

(a) The purposes of this 2008 Stock Incentive Plan (the “Plan”) of LeCroy Corporation (the “Company”) are to promote the interests of the Company and its stockholders by strengthening the Company’s ability to (1) attract and retain the best available non-employee directors; and (2) attract, motivate, and retain employees and consultants of exceptional ability and to provide a means to encourage stock ownership and a proprietary interest in the Company to selected employees and consultants of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend. These purposes may be achieved through the grant of options to purchase Common Stock of the Company, the grant of Restricted Stock Awards and the grant of Performance Stock Awards, as described below.

(b) The effective date of the Plan shall be September 22, 2008, subject to approval of the stockholders of the Company at the 2008 Annual Meeting of the Stockholders (the “Effective Date”).

2.	Definitions.

(a) “Accelerate,” “Accelerated,” and “Acceleration,” when used with respect to an Option, mean that as of the relevant time of reference, such Option shall become fully exercisable with respect to the total number of shares of Common Stock subject to such Option and may be exercised for all or any portion of such shares.

(b) “Acquisition” means

(i) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons who held those securities immediately prior to such transaction, or

(ii) the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more persons (other than any wholly owned subsidiary of the Company) in a single transaction or series of related transactions.

(c) “Award” means an Incentive Stock Option, Non-Qualified Stock Option, Restricted Stock Award or Performance Stock Award, as appropriate.

(d) “Award Agreement” means the agreement between the Company and the Participant specifying the terms and conditions as described thereunder.

(e) “Awardee” means a person receiving an Award hereunder.

(f) “Beneficial Ownership” means beneficial ownership determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and regulations thereunder.

(i) “Committee” means the Compensation Committee of the Board; provided, that the Board by resolution duly adopted may at any time or from time to time determine to assume any or all of the functions of the Committee under the Plan, and during the period of effectiveness of any such resolution, references herein to the “Committee” shall mean the Board acting in such capacity.

(j) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires Beneficial Ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders to accept, or

(ii) over a period of 12 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (A) have been Board members continuously since the beginning of such period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (A) who were still in office at the time such election or nomination was approved by the Board.

(k) “Common Stock” means the authorized common stock of the Company have a par value of $0.01.

(l) “Company” means LeCroy Corporation.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(n) “Fair Market Value” means the value of a share of Common Stock as of the relevant time of reference, as determined as follows. If the Common Stock is then publicly traded, Fair Market Value shall be (i) the last sale price of a share of Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last sale price of the Common Stock reported in the NASDAQ National Market System, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices for the Common Stock quoted by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange or reported in the NASDAQ National Market System. If the Common Stock is not then publicly traded, Fair Market Value shall be the fair value of a share of the Common Stock as determined by the Board or the Committee, taking into consideration such factors as it deems appropriate, which may include recent sale and offer prices of Common Stock in arms’-length private transactions, and in compliance with Section 409A of the Code.

(o) “Grant Date” means the date on which an Award is deemed granted, which shall be the date on which the Committee authorizes the Award or such later date provided in the Award Agreement as the Committee shall determine in its sole discretion.

(p) “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” under Section 422 of the Code.

(q) Non-Employee Director means an individual who is an outside member of the Board of Directors of the Company, is not an employee of the Company and is granted an Award pursuant to the Plan.

(r) “Non-Qualified Stock Option” or “NSO” means an option other than an Incentive Stock Option.

(s) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option, as appropriate.

(t) “Participant” means any person selected to receive an Award pursuant to the Plan.

(u) “Plan” means this 2008 Stock Incentive Plan as set forth herein and as amended and/or restated from time to time.

(v) “Restricted Stock Award” means a right to the grant or purchase, at a 100% Fair Market Value price of Common Stock which is nontransferable and subject to substantial risk of forfeiture until specific conditions are met.

(w) “Subsidiary” means any subsidiary corporation (as defined in Section 425 of the Internal Revenue Code) of the Company.

3.	Shares of Common Stock Subject to the Plan.

(a) Subject to adjustment in accordance with the provisions of Section 3(c) and Section 8 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to the Plan shall not exceed 2,800,000 shares. For this purpose, each share of Common Stock issued pursuant to a Restricted Stock Award or pursuant to a Performance Stock Award shall consume 1.85 shares of the total shares available for grant. Subject to adjustment in accordance with the provisions of Section 8 of the Plan, (i) no person may in any year be granted Options or Restricted Stock Awards with respect to more than 500,000 shares of Common Stock, and (ii) no more than an aggregate of 2,800,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan.

(b) The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Committee, from authorized but unissued shares of Common Stock issued under the Plan, from treasury shares held by the Company, from shares reacquired or otherwise purchased by the Company or an independent agent in the open market for such purpose, or from any combination thereof.

(c) If shares of Common Stock covered by any Option cease to be issuable for any reason, and/or shares covered by Restricted Stock Awards are expired, forfeited, cancelled or surrendered for any reason without having been exercised in full, such number of shares of Common Stock associated with the expired, forfeited, cancelled or surrendered portion of the Award shall again become available for issuance under the Plan (at the ratio such shares were initially taken into account for limit purposes) will no longer be charged against the limitation provided in Section 3(a) and may again be made subject to Awards. Shares of Common Stock tendered by Participants as full or partial payment to the Company upon exercise of Options granted under the Plan and Shares of Common Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of Options granted under the Plan or upon any other payment or issuance of shares of Common Stock under the Plan shall not become available for issuance under the Plan.

4.	Administration of the Plan.

(a) The Plan will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law). The captions of sections of the Plan are for reference only and will not affect the interpretation or construction of the Plan.

(b) The Plan will be administered by the Committee, which shall consist of two or more persons. The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee shall determine the Participants to whom, and the time or times at which, Awards may be granted and the number of shares of Common Stock subject to each Option or Restricted Stock Award. The Committee also has authority (i) to interpret the Plan, (ii) to determine the terms and provisions of the Award Agreements, and (iii) to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

(c) No member of the Committee will be liable for any action taken or determination made in good faith by the Committee with respect to the Plan or any Award under it.

5.	Grants.

(a) The Committee shall determine and designate from time to time those Participants who are to be granted Awards, the type of each Award to be granted and the number of shares of Common Stock covered thereby or issuable upon exercise thereof. Each Award will be evidenced by a written Award Agreement which may include any other terms and conditions consistent with the Plan, as the Committee may determine.

(b) No person will be eligible for the grant of an Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any parent corporation or Subsidiary. This will not apply if, at the Grant Date, its exercise price is at least 110% of the Fair Market Value of the Common Stock and by its terms, it is not exercisable after the expiration of five years from the Grant Date.

6.	Terms and Conditions of Stock Options.

(a) The price at which Common Stock may be purchased by a Participant under an Option shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date of such Option.

(b) Each Option shall be exercisable at such times, during such periods, and for such numbers of shares of Common Stock as shall be determined by the Committee and set forth in the Award Agreement (subject to Acceleration by the Committee, in its discretion).

(c) Options granted to persons other than a Non-Employee Director expire no later than three months following termination of the optionee’s employment or consulting relationship with the Company or a Subsidiary, except in the event that such termination is due to death or disability, in which case the Option may be exercisable for a maximum of twelve months after such termination. In any event, the Option shall expire no later than the seventh anniversary of the Grant Date.

(d) Non-Statutory Stock Options granted to a Non-Employee Director shall expire on the earlier of the expiration date specified in the agreement or instrument evidencing the Option grant or seven (7) years from the Grant Date of such Non-Statutory Stock Option.

(e) Unless the Compensation Committee otherwise determines (whether at the time the Option is granted or otherwise), upon the exercise of an Option, the purchase price will be payable in full in cash.

(f) Incentive Stock Options may be granted under the Plan only to employees of the Company or a Subsidiary, and the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by the Internal Revenue Code. Any Options that purport to be Incentive Stock Options but which are granted to persons other than employees of the Company or a Subsidiary shall be, and any Options that purport to be Incentive Stock Options but are granted in amounts in excess of those specified in this Section 6(e), shall to the extent of such excess be, Non-Qualified Options.

(g) No fractional shares will be issued pursuant to the exercise of an Option, nor will any cash payment be made in lieu of fractional shares.

7.	Terms and Conditions of Restricted Stock Awards.

(a) All shares of Common Stock subject to Restricted Stock Awards granted or sold pursuant to the Plan may be issued or transferred for such consideration (which may consist wholly of services) as the Committee may determine, and will be subject to the following conditions:

(i) The shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions, if any, are removed or expire, unless the Committee determines otherwise.

(ii) The Committee shall provide in a written Award Agreement that the certificates representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will be held in escrow by the Company until the restrictions on the shares lapse in accordance with the provisions of subsection (b) of this Section 7.

(iii) Each certificate representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

(iv) The Committee may impose other conditions on any shares subject to Restricted Stock Awards granted or sold pursuant to the Plan as it may deem advisable, including without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange or securities quotations system upon which such shares or shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

(b) The restrictions imposed under subparagraph (a) above upon Restricted Stock Awards will lapse at such time or times, and/or upon the achievement of such predetermined performance objectives, as shall be determined by the Committee and set forth in the Award Agreement or instrument evidencing the Restricted Stock Award grant, provided, however, that the restrictions on Restricted Stock Awards shall not fully lapse in less than three years from the Grant Date, or not less than one year from the Grant Date if such restrictions also require the achievement of one or more predetermined performance objectives. In the event a holder of a Restricted Stock Award ceases to be an employee or consultant of the Company, all shares under the Restricted Stock Award that remain subject to restrictions at the time his or her employment or consulting relationship terminates will be returned to or repurchased by the Company unless the Committee determines otherwise.

(c) Subject to the provisions of subparagraphs (a) and (b) above, the holder will have all rights of a stockholder with respect to the shares covered by Restricted Stock Awards granted or sold, including the right to receive all dividends and other distributions paid or made with respect thereto; provided, however, that he or she shall execute an irrevocable proxy or enter into a voting agreement with the Company as determined by the Committee for the purpose of granting the Company or its nominee the right to vote all shares that remain subject to restrictions under this Section 7 in the same proportions (for and against) as the outstanding voting shares of the Company that are not subject to such restrictions are voted by the other stockholders of the Company on any matter, unless the Committee determines otherwise.

8.	Adjustment Provisions.

(a) All of the share numbers set forth in the Plan reflect the capital structure of the Company as of September 22, 2008. Subject to Section 8(b), if subsequent to such date the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum numbers and kinds of shares provided in Sections 3 and 5, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Options and Restricted Stock Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable).

(b) Upon the occurrence of a Change in Control of the Company, the Committee shall have discretion to provide for the Acceleration of one or more outstanding Options held by employees and the vesting of unvested shares held by employees as Restricted Stock Awards. Such Accelerated vesting may be conditioned on the termination of the affected Awardee’s employment. Any Options Accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the term of the Option in the Award Agreement.

(c) In the event of an Acquisition: The unvested shares of Common Stock held by employees as Restricted Stock Awards shall immediately vest in full, except to the extent that the Company’s repurchase rights with respect to those shares are to be assigned to the acquiring entity; and all outstanding Options held by employees will Accelerate to the extent not assumed by the acquiring entity or replaced by comparable options to purchase shares of the capital stock of the successor or acquiring entity or parent thereof (the determination of comparability to be made by the Committee, which determination shall be final, binding, and conclusive). The Committee shall have discretion, exercisable either in advance of an Acquisition or at the time thereof, to provide (upon such terms as it may deem appropriate) for (i) the automatic Acceleration of one or more outstanding Options, and/or (ii) the vesting of unvested shares held by employees as Restricted Stock Awards. Such Acceleration or vesting may be conditioned on the termination of the affected Awardee’s employment.

(d) Each outstanding Award that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to such Acquisition, shall be appropriately adjusted, immediately after such Acquisition, to apply to the number and class of securities that would have been issued to the Awardee, in consummation of such Acquisition. Appropriate adjustments shall also be made to the Option price payable per share, provided, that the aggregate Option price payable for such securities shall remain the same. The class and number of securities available for issuance under the Plan following the consummation of such Acquisition shall be appropriately adjusted.

(e) Adjustments under this Section 8 will be made by the Committee in accordance with the terms of such sections, whose determination as to what adjustments will be made and the extent thereof so as to effectuate the intent of such sections will be final, binding, and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

9.	Qualified Performance-Based Awards.

(a) Purpose. The purpose of this Section 9 is to provide the Committee the ability to qualify Options or Restricted Stock Awards as “performance-based compensation” under Section 162(m) of the Code. Special definitions apply for purposes of this Section 9 and are set forth at the end of this Section 9. If the Committee, in its discretion, decides to grant an Option or Award as a Qualified Performance-Based Award, the provisions of this Section 12 will control over any contrary provision contained in the Plan. In the course of granting any Option or Restricted Stock Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 9 and the requirements of Section 162(m) of the Code and the regulations promulgated thereunder applicable to “performance-based compensation.”

(b) Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and determination of terms applicable thereto shall be made by the Committee or, if not all of the members thereof qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(c) Applicability. This Section 12 will apply only to Participants who are “covered employees” within the meaning of Section 162(m) of the Code and to persons who the Committee determines are reasonably likely to become covered employees within the meaning of Section 162(m) of the Code in the period covered by an award of Options or Restricted Stock Awards selected by the Committee to receive Qualified Performance-Based Awards. The Committee may, in its discretion, grant Options or Restricted Stock Awards to such persons that do not satisfy the requirements of this Section 9.

(d) Discretion of Committee with Respect to Qualified Performance-Based Awards. Options may be granted as Qualified Performance-Based Awards in accordance with Section 6, except that the exercise price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less than 100% of the Fair Market Value of the Stock on Grant Date. With regard to Restricted Stock Awards intended to qualify as Qualified Performance-Based Awards, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

(e) Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals period are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(f) Maximum Award Payable. The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period is the number of shares of Stock set forth in Section 3 above.

(g) Limitation on Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code. In the case of a Qualified Performance-Based Award which is a Restricted Stock Award, no additional vesting or pro ration of the Award shall be allowed on a Change in Control, except to the extent allowed by Section 162(m) of the Code.

(h) Definitions. As used in this Section 12:

(i) Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: pre- or after-tax net earnings, sales growth, order growth, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, return on sales, Stock price growth, stockholder returns, gross or net profit margin, operating earnings, expense management, cost reduction, EBITDA, net revenue per employee, inventory, inventory turns, customer satisfaction indicators, strategic innovation, efficiency measures, earnings per share, price per share of Stock, and market share, or any of the foregoing before the effect of acquisitions, accounting changes, realignment, restructuring and special charges (determined according to criteria established by the Committee) and any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will, in the manner and within the time prescribed by Section 162(m) of the Code in the case of Qualified Performance-Based Awards, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(ii) Performance Goals means, for a Performance Period, the written goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, product family, business unit, subsidiary, or an individual.

(iii) Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Qualified Performance-Based Award.

(iv) Qualified Performance-Based Awards means awards of Options or Restricted Stock Awards under this Plan intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

10.	General Provisions.

(a) Nothing in the Plan, Award Agreement or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of, as a consultant to of the Company or any of its Subsidiaries or affect the right of the Company or any Subsidiary to terminate the employment or consulting relationship of any Participant at any time, with or without cause, nor shall the Plan, Award Agreement or other instrument confer any right on a Non-Employee Director to remain on the Board of Directors or effect the right to terminate or otherwise remove a director.

(b) No shares of Common Stock will be issued or transferred pursuant to an Option or Restricted Stock Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges or securities quotations systems upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Option or Restricted Stock Award, the Company may require the Participant to take any reasonable action to meet such requirements.

(c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option, except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

(d) The Committee shall adopt rules regarding the withholding of federal, state, or local taxes of any kind required by law to be withheld with respect to payments and delivery of shares to Participants under the Plan. With respect to any nonqualified stock option, the Committee, in its discretion, may permit the Participant to satisfy, in whole or in part, any tax withholding obligation that may arise in connection with the exercise of the nonqualified stock option by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the tax withholding.

(e) No Option and no right under the Plan, contingent or otherwise, will be transferable or assignable or subject to any encumbrance, pledge, or charge of any nature except that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Option in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Option may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Option.

(f) Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

11.	Amendment and Termination.

(a) The Board shall have the power, in its discretion, to amend, modify, suspend, or terminate the Plan at any time, subject to the rights of holders of outstanding Options and Restricted Stock Awards on the date of such action, and to the approval of the stockholders of the Company if approval is required by law.

(b) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Award held by such Participant as it deems advisable.

(c) No amendment, suspension or termination of the Plan will, without the consent of the Participant adversely affect any right or obligation under any Option or Restricted Stock Award previously granted to such Participant under the Plan.

12.	Effective Date of Plan and Duration of Plan.

The Plan became effective upon its adoption by the Board on September 22, 2008, subject to subsequent approval by the Company’s stockholders. The Plan will terminate on September 22, 2015.